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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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         14a-6(e)(2))

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                              Dave & Buster's, Inc.
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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Filed by Dave & Buster's, Inc. pursuant to Rule 14a-12 under the Securities
Exchange Act of 1934 Subject Company: Dave & Buster's, Inc. Commission File No.:
0-943823

Set forth below is the text of a press release disseminated on April 17, 2003:

                                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                                            For more information please contact:
                                                 Investor Relations 214.904.2288


              DAVE & BUSTER'S NAMES THREE NEW INDEPENDENT DIRECTORS
                  TO BOARD OF DIRECTORS AS TWO DIRECTORS RETIRE

     Independent Directors Now Comprise Super-Majority of Nine Member Board

DALLAS, April 17, 2003 - Dave & Buster's (NYSE:DAB) today announced it has named three new independent directors to its Board of Directors, bringing the number of independent directors to six and causing the group of independent directors to make up a super-majority of the Company's Board. Two of the new independent directors replace Board members who have recently retired. The Board will now consist of nine members, which allows three key Board committees - Audit, Compensation, and Nominating and Corporate Governance - to be constituted entirely of independent directors.

The new independent directors are:

o PATRICIA P. PRIEST, age 51, a Managing Director, member of the Board of Directors, and Chief Financial Officer of The Beck Group, an $800 million Dallas-based real estate services company, has been named to the Board, effective immediately. Ms. Priest replaces Walter Henrion, who has advanced his previously-announced retirement from the Board. Ms. Priest will stand for re-election to the Board for a three-year term at this year's annual meeting. Ms. Priest serves on the University of Texas McCombs School of Business Advisory Board, and is a past President of Intershop Real Estate Services, a Swiss-based real estate investment firm. She also served as Chief Financial Officer of Rosewood Property Company, and as Chief Investment Officer of Patriot American Hospitality / Wyndham International.

         Ms. Priest has been named Chairperson of the Audit Committee of the Board of Directors.

o WALTER J. HUMANN, age 65, President and Chief Executive Officer of WJH Corporation, a Dallas-based real estate partnership, has been appointed to the


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         Board, effective immediately. Mr. Humann replaces Bruce Hallett, who has retired from the Board. Mr. Humann will join the class of directors whose terms expire in 2004. Prior to founding WJH Corporation, Mr. Humann served as Executive Vice President and Chairman of the Executive Committee of Hunt Consolidated, Inc. and served as President of numerous Hunt Consolidated subsidiaries or affiliates. He has been an independent director of several public companies, including Memorex-Telex Corporation, RAND Corporation, and Nichols Homeshield.

         Mr. Humann has been named a member of both the Nominating and Corporate Governance Committee and the Compensation Committee of the Board of Directors.

o DAVID B. PITTAWAY, age 51, Senior Managing Director of Castle Harlan, Inc., a leading private equity investment firm specializing in mergers and acquisitions, has been appointed to the Board, effective immediately. Mr. Pittaway will join the class of directors whose terms expire in 2005. Prior to joining Castle Harlan, Mr. Pittaway was Vice President, Strategic Planning, and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc., served as a management consultant with Bain & Company and practiced law. He brings over 30 years of management and financial expertise to the Board.

         Mr. Pittaway has been named Chairperson of the Compensation Committee of the Board of Directors, and will also serve on the Audit Committee.

Both Ms. Priest and Mr. Pittaway qualify as "financial experts" as specified under the language of the Sarbanes-Oxley Act.

"We are delighted to have such outstanding individuals with strong backgrounds and broad management experience join our Board," said Peter Edison, Chairman of Dave & Buster's. "Our new directors bring substantial expertise in public company governance, finance and investment banking to their roles, making a strong Board even stronger. We believe they will be a great addition to Dave & Buster's as we continue to adapt to a difficult economy and a strategy of slower but more profitable growth.

"These and the other governance initiatives that we have announced over the past several weeks demonstrate our determination to ensure that Dave & Buster's Board and management continue to be focused squarely on serving the best interests of all of the Company's shareholders. These steps reflect our commitment to leading our industry by implementing actions consistent with the highest standards corporate governance.

"Finally, on behalf of the Board, I would like to thank both Walt Henrion for his eight years of service as a director and Bruce Hallett for his five years of service. Walt played an instrumental role in both our IPO in 1995 and our most significant national expansion plans. Walt brought a great depth of industry expertise and seasoned experience to our Board. Likewise, Bruce Hallett served with distinction, providing the Board with the benefit of his insight as an attorney specializing in securities law. We are grateful to him for his wise counsel. We thank both for their many contributions and leadership."


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ADDITIONAL BIOGRAPHICAL INFORMATION

Ms. Priest currently serves as a Managing Director, Member of the Board of Directors, and Chief Financial Officer of The Beck Group, an $800 million Dallas-based real estate services company that provides real estate development, architectural and construction services. In 2002, The Beck Group was ranked 17th in Fortune's Best 100 Companies to Work For in America survey.

Prior to joining The Beck Group in 1999, Ms. Priest was President of Intershop Real Estate Services, a Swiss-based real estate investment firm. She has also served as Chief Financial Officer of Rosewood Property Company and as Chief Investment Officer of Patriot American Hospitality/Wyndham International. A former Certified Public Accountant, she began her career with KPMG Peat Marwick in Dallas. She holds a B.A. from the University of North Texas and an M.S. from the University of Texas at Dallas.

In addition to her service on the University of Texas McCombs School of Business Advisory Board, Ms. Priest is a member of the Greater Dallas Chamber of Commerce, the Urban Land Institute, and the Real Estate Council.

Mr. Humann is President and Chief Executive Officer of WJH Corporation, a Dallas-based real estate partnership he founded in 1991. Prior to this he was Executive Vice President and Chairman of the Executive Committee of Hunt Consolidated, Inc. and served as President of numerous Hunt Consolidated subsidiaries or affiliates. Prior to joining Hunt Consolidated, Mr. Humann was Group Vice President of LTV Corporation and subsidiaries, with overall responsibility for managing 14 of LTV's commercial operations.

Mr. Humann has held numerous business directorships. From 1993 through 1996, Mr. Humann was a Director of Memorex-Telex Corporation, ultimately becoming Vice Chairman and, later, Chairman of the Board of Directors of the international computer technology firm. From 1979-2000, he was a Trustee and past member of the Executive Committee of the RAND Corporation, where he served as Chair of the Audit Committee. From 1986 through 1992, Mr. Humann served on the Board of Directors of publicly-traded aluminum reprocessor Nichols Homeshield, where he was a member of the Audit Committee. From 1991-1993, he served on the Board of Directors of The Thesis Group, a publicly-traded software concern.

Mr. Humann presently serves as Chairman of the Regional Transportation Task Force, a group of business and community leaders spearheading transportation development in the Dallas/Ft. Worth region. He is also a Director of the Dallas Citizens Council and the Fort Worth Chamber of Commerce. A former White House Fellow who served for one year as an assistant to a Cabinet level official, Mr. Humann holds a B.S. from the Massachusetts Institute of Technology, an M.B.A. from Harvard University and a J.D. and L.L.B. from Southern Methodist University.

Mr. Pittaway joined Castle Harlan, a leading private equity investment firm specializing in mergers and acquisitions, in 1987. Since its inception, Castle Harlan has completed


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acquisitions exceeding $5 billion. It is currently raising its fourth investment fund, targeted at $1.25 billion.

Prior to joining Castle Harlan, Mr. Pittaway was Vice President, Strategic Planning, and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc. Before joining DLJ, he was a management consultant in strategic planning with Bain & Company and previously was an attorney with Morgan, Lewis & Bockius. He is a Board member of Morton's Restaurant Group, Inc., American Achievement Corporation, McCormick & Schmick Management Group, Charlie Brown's, Inc., Luther's Bar-B-Q, Inc., Wilshire Restaurant Group, Inc., Equipment Support Services, Inc. and Branford Chain, Inc. He is a graduate of the University of Kansas (B.A with Highest Distinction), and has both an MB.A. with High Distinction (Baker Scholar) and a Juris Doctor degree from Harvard University.

ABOUT DAVE & BUSTER'S

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

FORWARD-LOOKING STATEMENTS

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.

In connection with its annual meeting, Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement. A copy of the proxy statement filed with the SEC and notice of meeting will be mailed to the shareholders of


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Dave & Buster's. Investors and shareholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor
Relations, 2481 Manana Drive, Dallas, Texas 75220, (214) 904-2288, and on the Company's website at www.daveandbusters.com.

Dave & Buster's and its executive officers, directors and nominees for the board of directors may be deemed to be participants in the solicitation of proxies from stockholders of Dave & Buster's in favor of the proposals to be presented by Dave & Buster's at the annual meeting. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

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